Exhibit 99.2

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, David Rayner, Chief Financial Officer of Time Warner Telecom Inc. (the “Registrant”), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2002 of the Registrant (the “Report”):

            (1)     The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

            (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/	David J. Rayner

Name:	David J. Rayner
Date:	November 14, 2002